Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO ACQUIRE THE ASSETS OF CONSOLIDATED WASTE SERVICES, LLC

RUTLAND, VERMONT (June 12, 2023) — Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling, and resource management services company, announced the signing of an asset purchase agreement on June 9, 2023, to acquire the assets of Consolidated Waste Services, LLC and its affiliates (dba “Twin Bridges”) for a purchase price of approximately $219 million in cash. The proposed acquisition, which is expected to generate annualized revenues of approximately $70 million, includes two collection operations, one transfer station, one material recovery facility (MRF), one office building that can support future growth, and several satellite properties.

Twin Bridges is a solid waste management company located in the greater Albany, New York market that provides residential, commercial, and industrial collection, transfer, and recycling processing services.

“We are excited about the proposed acquisition of Twin Bridges,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Twin Bridges is a well-run company and provides a great opportunity to grow our services and increase disposal and recycling vertical integration. Their business fits well with our operations and will enhance our ability to deliver additional resource management services to our customers through their state-of-the-art MRF with robotic technology.”

“We have developed a significant appreciation for the Twin Bridges’ team given their strong commitment to delivering excellent service to their customers while taking care of their people. We look forward to welcoming their hardworking employees to the Casella team, and we look forward to a smooth transition,” Casella said.

Compelling Strategic and Financial Benefits

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Solid infrastructure complements existing operations. Twin Bridges has high quality assets and operations that will compliment Casella’s operations and allow for additional opportunity for the internalization of waste and recyclables. Their transfer station and MRF were both built in the last three years, and their average frontline fleet age is just over three years.

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Strong financial and cash flow attributes with transaction. The acquired operations are anticipated to generate approximately $70 million of revenues, $1 million of net income and $18 million of EBITDA[1] during the first 12-months. In addition, Casella expects to generate approximately $4 million of incremental annual synergies and benefits by year three of operations through route

[1]	Please refer to “Non-GAAP Performance Measures” below for further information and a reconciliation of EBITDA, which is a non-GAAP measure, to the most directly comparable GAAP measure, net income.

efficiencies, internalizing waste and recycling volumes, and other operational improvements. Given the structure of the transaction, Casella expects to recognize cash tax benefits of approximately $61 million over a multi-year period. Further, Casella does not anticipate significant replacement capital expenditures over the initial operating years given the health and age of the fleet along with the accompanying key facilities.

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Revenue profile consistent with existing collection portfolio. The collection revenue profile is similar to Casella’s existing collection mix, with approximately 80% of the revenues in residential and commercial collection lines of business. Revenues from construction and demolition volumes comprise approximately 7% of their total revenues.

Approvals and Closing Timeline

The acquisition was unanimously approved by Casella’s Board of Directors and is expected to close by the fourth quarter of 2023, subject to customary closing conditions, including regulatory approvals.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the northeastern United States. For further information, contact Jason Mead, Senior Vice President of Finance and Treasurer at (802) 772-2293; or visit the Company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release, including but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction; the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results; the expected amount and timing of synergies from the proposed transaction; and the anticipated closing date for the proposed transaction are “forward-looking statements”. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.

Such risks and uncertainties include or relate to, among other things, the following: failure to satisfy all closing conditions, including receipt of regulatory approvals, that may impact closing of the transaction; the Company may not fully recognize the expected financial benefits from the acquisition due to an inability to recognize operational cost savings, market factors, landfill internalization benefits, or due to competitive or economic factors outside its control which may impact revenue and costs, or for other reasons; and the Company may be unable to achieve its acquisition goals as part of the 2024 strategic plan due to competition for attractive targets or an inability to reach agreement with potential targets on pricing or other terms.

There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K for the fiscal year ended December 31, 2022, and in other filings that the Company may make with the Securities and Exchange Commission in the future.

The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Performance Measures

In addition to disclosing financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP performance measures such as EBITDA and EBITDA as a percentage of revenues that provide an understanding of operational performance because it considers them important supplemental measures of the Company’s performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed.

Non-GAAP Reconciliation of Acquired estimated EBITDA to Acquired estimated Net Income[1]
$ in millions	Year 1 Annualized
Net income	$1
Net income as a percentage of revenues	1.9%
Provision for income taxes	—
Interest expense, net	—
Depreciation and amortization	17

EBITDA	$18

[1]	Estimated based upon pro forma initial 12-month period.